Exhibit 10.25

SALLY BEAUTY HOLDINGS ANNUAL INCENTIVE PLAN

SECTION 1

Purpose

The purpose of the Sally Beauty Holdings Annual Incentive Plan is to permit Sally Beauty Holdings, Inc., and its consolidated subsidiaries (the “Company”), through awards of annual cash incentive compensation, to attract and retain executive officers and other key employees and to motivate these employees to promote the profitability and growth of the Company.

SECTION 2

Definitions

“Award” shall mean the amount earned and paid to a Participant under the Plan for a Performance Period.

“Board” shall mean the Board of Directors of the Company, or the successor thereto.

“Committee” shall mean the Compensation Committee of the Board.

“Eligible Employee” shall mean (i) any employee of the Company or any of its subsidiaries; or (ii) any single-member limited liability company or single-shareholder corporation providing executive management services to the Company or its Subsidiaries through its sole member or shareholder.

“Participant” shall mean, for each Performance Period, an Eligible Employee who has been selected to participate in the Plan for that Performance Period.

“Performance Objectives” shall mean the financial, operational and/or individual performance objectives established by or under the direction of the Committee with respect to a given Performance Period.

“Performance Period” shall mean the Company’s fiscal year or any other period designated by the Committee with respect to which an Award may be granted.

“Plan” shall mean this Sally Beauty Holdings Annual Incentive Plan, as amended from time to time.

“Scheduled Payment Date” for any Performance Period has the meaning assigned such term in Section 6(a) hereof.

“Stock Plans” shall mean the Sally Beauty Holdings Amended and Restated 2010 Omnibus Incentive Plan and any future equity compensation plans approved by the shareholders of the Company.

“Target Award” shall mean the amount of an Award, expressed as a percentage of base salary, that will be earned by a Participant for a Performance Period if designated Performance Objectives are achieved at the target level.

SECTION 3

Administration

The Committee shall administer the Plan and shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee’s interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders and Participants, former Participants, and their respective successors and assigns. No member of the Committee shall be eligible to participate in the Plan.

The Committee may delegate to the Chief Executive Officer some or all of its authority with respect to Eligible Employees who are not executive officers of the Company, including the authority to select Participants, establish or approve Performance Objectives, establish or approve Target Awards, or determine the amounts of Awards to Participants under the Plan.

SECTION 4

Eligibility and Participation

The Committee shall determine the Participants in the Plan for each Performance Period.

With respect to non-executive officers, the Chief Executive Officer shall recommend to the Committee a list of Eligible Employees (and/or job classifications or categories of Eligible Employees) proposed to be Participants in the Plan for each Performance Period. Within 90 days after the beginning of each Performance Period, the Committee shall review and approve the Eligible Employees and/or job classifications or categories of Eligible Employees who will be Participants in the Plan for that Performance Period. The Chief Executive Officer may add or delete non-executive officer Participants and/or job classifications or categories of Participants during a Performance Period, subject to Committee approval.

SECTION 5

Operation of the Plan

(a)

Establishment of Target Awards. Within 90 days after the beginning of each Performance Period, the Committee (or the Chief Executive Officer if so authorized by the Committee with respect to Participants who are not executive officers) shall approve the percentage of each Participant’s base salary that will be awarded to the Participant if designated Performance Objectives are achieved at the target performance level (the “Target Award”). Each Participant’s Target Award percentage will be communicated in writing to the Participant. The actual Award to a Participant may be greater or less than his or her Target Award, depending on the level of achievement of Performance Objectives and depending on whether the Committee (or the Chief Executive Officer if so authorized by the Committee with respect to Participants who are not executive officers) exercises discretion to increase or reduce a resulting Award as provided herein.  If a Participant’s Target Award is based on his or her managerial level, and if his or her managerial level changes during the Performance Period, the Target Award percentages for such managerial levels will be prorated based on the number of days the Participant was employed in the applicable managerial levels during the Performance Period.

(b)

Performance Objectives. Within 90 days after the beginning of each Performance Period, the Committee (or the Chief Executive Officer if so authorized by the Committee with respect to Participants who are not executive officers) shall establish or approve financial, operational and/or individual performance objectives relative to each Participant for a Performance Period, which may vary depending on the business unit, managerial level or role of the Participant. Such Performance Objectives may be expressed in terms of threshold, target and maximum performance levels, the achievement of which will affect the amount of the Awards earned, with or without interpolation between points. The applicable Performance Objectives for each Participant shall be communicated in writing to the Participant as soon as practicable after they are established.

(c)

Determination of Awards. As soon as practicable after the end of each Performance Period, the Committee (or the Chief Executive Officer if so authorized by the Committee with respect to Participants who are not executive officers) will review the level of achievement of Performance Objectives for the Performance Period. While the achievement of Performance Objectives shall in all cases be taken under consideration by the Committee (or the Chief Executive Officer if so authorized by the Committee to determine Awards with respect to Participants who are not executive officers), the final Award for each Participant is within the sole discretion of the Committee (or the Chief Executive Officer if so authorized by the Committee with respect to Participants who are not executive officers), based on such factors as it or he shall deem relevant. The Committee (or the Chief Executive Officer, as the case may be) shall review and approve all Awards, based upon the assumption that the Participant will be an employee on the Scheduled Payment Date (defined below).

SECTION 6

Payment of Awards

(a)

Awards will be paid to Participants within 30 days after the amount of such Awards for a Performance Period have been determined, but no later than March 15 of the calendar year following the end of the Performance Period for which the Awards, if any, were earned (the “Scheduled Payment Date”).

(b)

Unless otherwise provided in Section 7 or determined by the Committee, a Participant must be employed by the Company or one of its subsidiaries on the Scheduled Payment Date for a Performance Period to be eligible for an Award.

(c)	Awards made to Participants who are participating in the Plan for less than the entire Performance Period shall be prorated based on the number of days of participation.

(d)

Any Participant may be removed from consideration for an Award (or have the Award amount reduced) at the discretion of the Committee or its designee. Performance-related and ethics-related personnel actions are particularly likely to lead to removal from consideration.

(e)

Payment of Awards may be made in cash, stock, restricted stock, options, other stock-based or stock-denominated units or any combination thereof determined by the Committee. Equity or equity-based awards shall be granted under the terms and conditions of one or more of the Company’s Stock Plans. If so authorized by the Committee, payment of Awards may be deferred in accordance with a written election by the Participant pursuant to procedures established by the Committee.

SECTION 7

Effect of Employment Status

(a)

Unless otherwise provided in this Section 7 or determined by the Committee, a Participant must be employed by the Company or one of its subsidiaries on the Scheduled Payment Date for a Performance Period to be eligible for an Award.

(b)

A Participant whose death or retirement occurs after the end of the Performance Period but before the Scheduled Payment Date shall be eligible for a payment on the Scheduled Payment Date on same terms as if he/she had been employed as of the Scheduled Payment Date.

(c)

A Participant who has been an active employee for at least three months of the Performance Period and is terminated as a result of disability before the end of the Performance Period shall be eligible for a prorated payment based upon the number of completed months of active employment during the Performance Period. A Participant whose employment is terminated by reason of disability after the end of the Performance Period but before the Scheduled Payment Date shall be eligible for a payment on the Scheduled Payment Date on the same terms as if he/she had been employed as of the Scheduled Payment Date.

(d)

In the event a Participant is transferred between the Company and one or more of its subsidiaries or to an unaffiliated company, the effect of the transfer on the Award shall be determined by the Committee (or the Chief Executive Officer if so authorized by the Committee with respect to Participants who are not executive officers of the Company).

(e)

If a Participant begins employment or is promoted to an eligible position after the beginning of a Performance Period, the Committee (or the Chief Executive Officer if so authorized by the Committee with respect to Participants who are not executive officers), in its or his discretion, may determine whether such employee may participate in the Plan and if so, the terms of such participation. Any Award earned by such Participant will be prorated based on the number of days such person participated in the Plan during the Performance Period, unless the Committee or the Chief Executive Officer, as the case may be, determines otherwise.

(f)

If a Participant is demoted during a Performance Period, the Committee (or the Chief Executive Officer if so authorized by the Committee with respect to Participants who are not executive officers) will determine whether Plan participation ends at that time, or is continued, perhaps at a reduced level. If participation ends, any Award earned during the time of participation will be prorated based on the number of days such person participated in the Plan during the Performance Period and the level of participation.

(g)

If a Participant takes a leave of absence during the Performance Period for any reason, any Award earned by such Participant will be prorated based on the number of days such person participated in the Plan during the Performance Period, unless the Committee or the Chief Executive Officer, as the case may be, determines otherwise.

(h)

Except as may be required by law, a Participant must be an active employee for three months of a Performance Period to be eligible for an Award for that Performance Period, unless the Committee (or the Chief Executive Officer if so authorized by the Committee with respect to Participants who are not executive officers of the Company) determines otherwise.

(i)	(Applies to Canadian and United Kingdom/European Union Eligible Employees Only) - The date of termination of employment under the Plan shall be determined to be:

1.	In the case of a Participant’s resignation or retirement, the day on which the Participant ceases to be an employee of the Company.

2.

In the case of the dismissal of the Participant or any other termination of employment not otherwise addressed, whether for cause or otherwise, the earlier of the date on which the Participant receives notice of termination of employment or the day on which the Participant ceases to be an employee of the Company.

3.

In the case of any single-member limited liability company or single-shareholder corporation providing executive management services to the Company or its Subsidiaries through its sole member or shareholder, the day that provision of executive management services ceases.

SECTION 8

Amendment and Termination

The Committee may amend the Plan at any time and from time to time. The Committee may terminate the Plan at any time.

SECTION 9

Other Provisions

(a)

No Eligible Employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Eligible Employee any right to be retained in the employ of the Company or any of its subsidiaries. Nothing contained in the Plan shall limit the ability of the Company to make payments or awards to Eligible Employees under any other plan, agreement or arrangement.

(b)

The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant’s death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

(c)

Awards under the Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

(d)	The Company (or the Participant’s employing company) shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

(e)

Nothing contained in the Plan shall be construed to prevent the Company or any of its subsidiaries from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any Awards made under the Plan and nothing in the Plan shall be deemed to limit or restrict the ability of the Company or any of its subsidiaries from establishing any compensation plan or arrangement, or making any payment, or granting any Award to any Eligible Employee or other person. No employee, beneficiary or other person shall have any claim against the Company or any of its subsidiaries as a result of any such action.

(f)

All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Texas without regard to principles of conflict of laws.

(g)

No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

(h)

(Applies to United States Eligible Employees Only) - Nothing in the Plan is intended to or shall change the nature of any Participant’s employment from being “at will,” terminable by the employer or employee at any time, with or without notice.

(i)

(Applies to Canadian and United Kingdom/European Union Eligible Employees Only) - Nothing in the Plan is intended to or shall change the nature of any Participant’s contract of employment with the Company or affect the Company’s right to terminate the employment of the Participant.

(j)

Nothing in this Plan is intended to change the nature of the contract to provide executive management services or affect any right to terminate such contract, in the case of any single-member limited liability company or single-shareholder corporation providing executive management services to the Company or its Subsidiaries through its sole member or shareholder.

(k)	Awards granted under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the recipient of such award.”

SECTION 10

Effective Date

The Plan shall be effective as of October 1, 2018.